Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Strong Results for Fiscal First Quarter 2020

GAAP net revenue grew 39% to $540.5 million

GAAP net income per diluted share was $0.41

GAAP net cash provided by operating activities increased to $108.5 million

Adjusted Operating Cash Flow (Non-GAAP) increased to $46.6 million

Net Bookings grew 46% to $422.2 million

Company raises outlook for fiscal year 2020

New York, NY — August 5, 2019 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported strong results for its fiscal first quarter 2020 ended June 30, 2019.  In addition, the Company provided its initial outlook for its fiscal second quarter ending September 30, 2019, and raised its outlook for its fiscal year ending March 31, 2020.  For additional information, please see the fiscal first quarter 2020 results slide deck posted to the Company’s investor relations website at http://ir.take2games.com.

Fiscal First Quarter 2020 Financial Highlights

GAAP Net revenue grew 39% to $540.5 million, as compared to $388.0 million in last year’s fiscal first quarter.  Recurrent consumer spending (which is generated from ongoing consumer engagement and includes virtual currency, add-on content and in-game purchases) increased 31% and accounted for 58% of total GAAP net revenue.  The largest contributors to GAAP net revenue in fiscal first quarter 2020 were NBA® 2K19, Grand Theft Auto® Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, the Borderlands franchise, Social Point’s mobile offerings, WWE® SuperCard and WWE 2K19, and Sid Meier’s Civilization® VI.

Digitally-delivered GAAP net revenue grew 36% to $427.8 million, as compared to $315.0 million in last year’s fiscal first quarter, and accounted for 79% of total GAAP net revenue.  The largest contributors to GAAP digitally-delivered net revenue in fiscal first quarter 2020 were NBA 2K19, Grand Theft Auto Online and Grand Theft Auto V, Red Dead Redemption 2 and Red Dead Online, the Borderlands franchise, Social Point’s mobile offerings, and Sid Meier’s Civilization VI.

GAAP net income was $46.3 million, or $0.41 per diluted share, as compared to $71.7 million, or $0.62 per diluted share, for the comparable period last year.

During the 3-month period ended June 30, 2019, GAAP net cash provided by (used in) operating activities increased to $108.5 million, as compared to ($11.2) million in the same period last year.  During the 3-month period ended June 30, 2019, Adjusted Operating Cash Flow (Non-GAAP), which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash, increased to $46.6 million, as compared to ($83.2) million in the same period last year (please see the section below titled “Non-GAAP Financial Measure” for additional information).  As of June 30, 2019, the Company had cash and short-term investments of $1.542 billion.

The following data, together with a management reporting tax rate of 17%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended June 30, 2019
		Financial Data
$ in thousands	Statement of operations	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Impact of business reorganization	Business acquisition	Amortization & impairment of acquired intangible assets

Net revenue	$540,459	(118,220)
Cost of goods sold	241,469	(29,597)	(30,798)			(3,705)
Gross Profit	298,990	(88,623)	30,798			3,705
Operating expenses	247,260		(26,634)	(386)	(326)	(1,683)
Income from operations	51,730	(88,623)	57,432	386	326	5,388
Interest and other, net	10,425	(494)
Income before income taxes	62,155	(89,117)	57,432	386	326	5,388

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 113.7 million.

Operational Metric — Net Bookings

Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.

During fiscal first quarter 2020, total Net Bookings grew 46% to $422.2 million, as compared to $288.3 million during last year’s fiscal first quarter.  Net Bookings from recurrent consumer spending grew 55% and accounted for 67% of total Net Bookings.  The largest contributors to Net Bookings in fiscal first quarter 2020 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K19, the Borderlands franchise, Red Dead Redemption 2 and Red Dead Online, Social Point’s mobile offerings, WWE SuperCard and WWE 2K19, and Sid Meier’s Civilization VI.

Catalog accounted for $394.7 million of Net Bookings led by Grand Theft Auto, NBA 2K, Borderlands, and Social Point’s mobile offerings.

Digitally-delivered Net Bookings grew 51% to $382.5 million, as compared to $252.8 million in last year’s fiscal first quarter, and accounted for 91% of total Net Bookings.  The largest contributors to digitally-delivered Net Bookings in fiscal first quarter 2020 were NBA 2K19, Grand Theft Auto Online and Grand Theft Auto V, the Borderlands franchise, Red Dead Redemption 2 and Red Dead Online, Social Point’s mobile offerings, and Sid Meier’s Civilization VI.

Management Comments

“Fiscal 2020 is off to a terrific start with first quarter operating results that beat our expectations,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “We delivered significant Net Bookings and cash flow growth driven by the performance of Grand Theft Auto Online and Grand Theft Auto V, NBA 2K19, the Borderlands franchise, and Red Dead Redemption 2 and Red Dead Online.

“As a result of our better-than-expected first quarter operating results and increased forecast for the balance of the year, we are raising our outlook for fiscal 2020, which is anticipated to be another great year for our organization.  We aim to build on this strong start by delivering a robust array of titles throughout the year, including Ancestors: The Humankind Odyssey, NBA 2K20, Borderlands 3, WWE 2K20 and The Outer Worlds, as well as new and innovative ways for consumers to remain engaged with their favorite entertainment experiences.

“Looking ahead, Take-Two has the strongest development pipeline in its history, including sequels from our biggest franchises as well as exciting new IP.  We are exceedingly well positioned to capitalize on the positive trends in our industry, and to generate significant growth and margin expansion over the long-term.”

Business and Product Highlights

Since April 1, 2019:

Rockstar Games:

•                  Red Dead Online exited the Beta phase on May 14, 2019 with a massive update that brought a host of new gameplay including new cooperative story missions, Free Roam activities and the addition of Poker, along with a range of updates and improvements that strengthen and stabilize the foundational world of the Red Dead Online experience.  In addition, throughout the period, Rockstar Games released additional content and gameplay for Red Dead Online as follows:

•                  Showdown Modes, including Sport of Kings, Head for the Hills, Plunder, Up in Smoke, and Spoils of War.  These player-versus-player modes are tight, dramatic competitive matches that allow for quick structured gameplay sessions;

•                  Numerous new Weapons, Clothing, Emotes and more.

Starting this summer, players will be able to take on the first three of a series of new roles: track down wanted criminals as a bounty hunter; search the world for treasure and other exotic items to sell as a collector; or build a business at camp as a trader and more.

•                  Released new free content updates for Grand Theft Auto Online, including:

•                  The Diamond Casino & Resort, which enables players to try their luck at a variety of casino games or just stay in the most luxurious residence in all of Los Santos.  More than just a place to let go of your inhibitions, The Diamond is the one-stop destination for quality entertainment, high-end living and a range of experiences you won’t find anywhere else.  The Diamond Casino & Resort update was Grand Theft Auto Online’s biggest launch ever, delivering record player engagement in daily active users, weekly active users and monthly active users.

•                  Numerous new missions, vehicles, weapons and other content.

•                  Announced an exciting new program through which Rockstar Games Social Club members and Twitch Prime subscribers receive free in-game rewards, bonuses and exclusive discounts in both Grand Theft Auto Online and Red Dead Online simply by linking their Twitch Prime and Social Club accounts.  Benefits continue for months to come and include special in-game benefits for both Red Dead Online and Grand Theft Auto Online.

2K:

•                  Launched the Borderlands: Game of the Year Edition on PlayStation 4, Xbox One, and Windows PC.  This brand new definitive version of the original game boasts ultra HD remastered graphics, significant quality-of-life content updates, and includes all add-on content.  In addition, Gearbox Software and 2K released an Ultra HD Texture Pack that increases the visual fidelity of Borderlands: The Handsome Collection on consoles, and provides a visual upgrade for Borderlands 2, Borderlands: The Pre-Sequel, and all the game add-ons for both titles on PC.

•                  Released the Sid Meier’s Civilization VI: Rise and Fall expansion pack for iOS through Aspyr.  Developed by Firaxis Games, Rise and Fall was originally released for PC in February 2018.  2K also announced that they will bring all of the previously released add-on content for Civilization VI to both iOS and Nintendo Switch later this year.

•                  Released NBA 2K Mobile as a free download for Android devices.  Previously launched on iOS phones and tablets, NBA 2K Mobile enables players to experience console quality graphics on the go while they collect their favorite NBA players, build dream teams, and step onto the court in lifelike 5v5 match-ups.

•                  Announced that current Raw® Women’s Champion Becky Lynch® and WWE Superstar Roman Reigns™ will be the cover Superstars for WWE 2K20, the forthcoming release in our flagship WWE video game franchise.  WWE 2K20 is scheduled for worldwide release on October 22, 2019 for PlayStation 4, Xbox One and PC.

•                  Announced the cover athletes for NBA 2K20, the next iteration of the top-rated and top-selling NBA video game simulation series*.  Six-time NBA All-Star, three-time All-NBA First Team, three-time NBA All-Defensive Team and 2012 Olympic gold medalist Anthony Davis returns as cover star for the Standard and Deluxe Editions.  Three-time NBA Champion, 13-time NBA All-Star, 2008 Olympic gold medalist and 2006 NBA Finals MVP Dwyane Wade will grace the cover of the Legend Edition.  NBA 2K20 will be available worldwide on PlayStation 4, Xbox One, Nintendo Switch and PC on September 6, 2019.  NBA 2K20 will also be available on Google Stadia when it launches later this year.

•                  Announced that Borderlands® 3, the next installment in the critically acclaimed shooter-looter series from Gearbox Software, will launch worldwide on September 13, 2019 for PlayStation 4, Xbox One and Windows PC.  At launch, Borderlands 3 will be available for PC exclusively through the Epic Games store and will be available on additional PC digital storefronts in April 2020.  Borderlands 3 will also be available on Google Stadia when it launches later this year.

Private Division:

•                  Released the Kerbal Space Program: Breaking Ground Expansion for PC.  Developed by Squad, Kerbal Space Program: Breaking Ground Expansion is the second expansion for the critically acclaimed space simulation game.

•                  Announced Disintegration, an upcoming sci-fi, first-person shooter that will be fully unveiled later this month at gamescom 2019.  Disintegration is the debut title from V1 Interactive, the independent development studio co-founded in 2014 by Marcus Lehto, former creative director at Bungie and co-creator of Halo.  Disintegration will be available in calendar 2020 (fiscal year 2021).

•                  Announced that The Outer Worlds will launch on October 25, 2019 for Xbox One, PlayStation 4 and PC, and will come to Nintendo Switch following the release on the other platforms.  Created by the renowned RPG developer, Obsidian Entertainment, The Outer Worlds is a dark and witty player-driven story set in a colony at the farthest reaches of the galaxy. The Outer Worlds will be available on PC through the Epic Games Store and Microsoft Windows Store for the first year, at which point it will come to additional digital PC retailers.

•                  Announced that Ancestors: The Humankind Odyssey will launch digitally for PC on August 27, 2019, and digitally on PlayStation4 and Xbox One in December of 2019.  Ancestors: The Humankind Odyssey is the debut title from Panache Digital Games, the studio co-founded in 2014 by Patrice Désilets, the original creative director of the Assassin’s Creed franchise.  The title will be available for PC exclusively through the Epic Games Store for the first year, at which point it will come to additional digital PC retailers.

Social Point:

•                  Launched Word Life, our latest free-to-play mobile offering, for iOS and Android devices. The game brings a new dimension to traditional word puzzle games, boasting a multiplayer mode where players can battle with words in exciting match-offs to see who is the most-skilled competitor.

* According to 2000 - 2019 Metacritic.com and Gamerankings.com.

Outlook for Fiscal 2020

Take-Two is providing its initial outlook for its fiscal second quarter ending September 30, 2019 and is raising its outlook for the fiscal year ending March 31, 2020:

Second Quarter Ending September 30, 2019

•                  GAAP net revenue is expected to range from $855 to $905 million

•                  GAAP net income is expected to range from $118 to $130 million

•                  GAAP diluted net income per share is expected to range from $1.04 to $1.14

•                  Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 113.8 million (1)

•                  Net Bookings (operational metric) are expected to range from $860 to $910 million

The Company is also providing selected data and its management reporting tax rate of 17%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending September 30, 2019
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets

Net revenue	$855 to $905	$5

Cost of goods sold	$415 to $442	$(10)	$(23)	$(2)

Operating Expenses	$312 to $322		$(20)	$(2)
Interest and other, net	($9)
Income before income taxes	$137 to $151	$15	$43	$4

Fiscal Year Ending March 31, 2020

•                  GAAP net revenue is expected to range from $2.83 to $2.93 billion

•                  GAAP net income is expected to range from $425 to $454 million

•                  GAAP diluted net income per share is expected to range from $3.71 to $3.96

•                  Share count used to calculate both GAAP and management reporting diluted net income per share is expected to be 114.6 million (3)

•                  Net cash provided by operating activities is expected to be over $430 million

•                  Adjusted Operating Cash Flow (Non-GAAP) is expected to be over $450 million (4)

•                  Capital expenditures are expected to be approximately $90 million

•                  Net Bookings (operational metric) are expected to range from $2.6 to $2.7 billion

The Company is also providing selected data and its management reporting tax rate of 17%, which are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2020
		Financial Data
$ in millions	GAAP outlook (3)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation	Amortization of acquired intangible assets	Reorganization & acquisition

Net revenue	$2,830 to $2,930	$(230)

Cost of goods sold	$1,296 to $1,341	$(110)	$(90)	$(10)

Operating Expenses	$1,072 to $1,092		$(84)	$(7)	$(1)
Interest and other, net	($39)
Income before income taxes	$501 to $536	($120)	$174	$17	$1

1)             Includes 113.1 million basic shares and 0.7 million shares representing the potential dilution from unvested employee stock grants.

2)             The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

3)             Includes 113.1 million basic shares and 1.5 million shares representing the potential dilution from unvested employee stock grants.

4)             Includes a $20.0 million net decrease in restricted cash for fiscal 2020.

Key assumptions and dependencies underlying the Company’s outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since April 1, 2019:

Label	Title	Platforms	Release Date
2K	Borderlands: Game of the Year Edition	PS4, Xbox One, PC	April 3, 2019
2K	NBA 2K Mobile	Android	April 17,2019
Social Point	Word Life	iOS, Android	May 9, 2019
Rockstar Games	Red Dead Online Spring Update	PS4, Xbox One	May 14, 2019
Private Division	Kerbal Space Program: Breaking Ground (DLC)	PC	May 30, 2019
Rockstar Games	Grand Theft Auto Online: The Diamond Casino & Resort	PS4, Xbox One, PC	July 23, 2019
2K	Sid Meier’s Civilization VI: Rise and Fall (Expansion Pack)	iOS	July 23, 2019

Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
Private Division	Ancestors: The Humankind Odyssey	PC (digital only)	August 27, 2019
2K	NBA 2K20	PS4, Xbox One, Switch, PC	September 6, 2019
2K	Borderlands 3	PS4, Xbox One, PC	September 13, 2019
2K	WWE 2K20	PS4, Xbox One, PC	October 22, 2019
Private Division	The Outer Worlds	PS4, Xbox One, PC	October 25, 2019
Private Division	The Outer Worlds	Switch	TBA
2K	NBA 2K20	Stadia	November 2019
2K	Borderlands 3	Stadia	November 2019
Private Division	Ancestors: The Humankind Odyssey	PS4, Xbox One (digital only)	December 2019
Private Division	Disintegration	TBA	2020 (fiscal 2021)

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: Adjusted Operating Cash Flow, which is defined as GAAP net cash from operating activities, adjusted for changes in restricted cash.  The Company’s management believes it is important to consider Adjusted Operating Cash Flow, in addition to net cash from operating activities, as it provides more transparency into current business trends without regard to the timing of payments from restricted cash, which is primarily related to a dedicated account limited to the payment of certain internal royalty obligations.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  This Non-GAAP financial measure may be different from similarly titled measures used by other companies.  In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company.  Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two’s financial and operating performance.  In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two.  Internally, management uses this Non-GAAP financial measure in assessing the Company’s operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended June 30, 2019.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through its wholly-owned labels Rockstar Games and 2K, as well as its Private Division label and Social Point, a leading developer of mobile games.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended June 30,
	2019	2018

Net revenue	$540,459	$387,982

Cost of goods sold:
Software development costs and royalties	108,441	29,788
Internal royalties	62,889	53,167
Product costs	47,635	38,141
Licenses	22,504	10,269
Total cost of goods sold	241,469	131,365

Gross profit	298,990	256,617

Selling and marketing	91,821	58,306
General and administrative	74,833	67,735
Research and development	68,963	50,712
Depreciation and amortization	11,257	9,260
Business reorganization	386	(242)
Total operating expenses	247,260	185,771
Income from operations	51,730	70,846
Interest and other, net	10,425	6,601
Income before income taxes	62,155	77,447
Provision for income taxes	15,875	5,754
Net income	$46,280	$71,693

Earnings per share:
Basic earnings per share	$0.41	$0.63
Diluted earnings per share	$0.41	$0.62

Weighted average shares outstanding:
Basic	112,621	112,941
Diluted	113,728	115,985

Computation of Basic EPS:
Net income	$46,280	$71,693

Weighted average shares outstanding - basic	112,621	112,941

Basic earnings per share	$0.41	$0.63

Computation of Diluted EPS:
Net income	$46,280	$71,693
Add: interest expense, net of tax, on Convertible Notes	—	95
Net income for diluted EPS calculation	$46,280	$71,788

Weighted average shares outstanding - basic	112,621	112,941
Add: dilutive effect of common stock equivalents	1,107	3,044
Weighted average common shares outstanding - diluted	113,728	115,985

Diluted earnings per share	$0.41	$0.62

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	March 31,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$984,625	$826,525
Short-term investments	557,653	744,485
Restricted cash	627,370	565,461
Accounts receivable, net of allowances of $445 and $995 at June 30, 2019 and March 31, 2019, respectively	352,625	395,729
Inventory	23,847	28,200
Software development costs and licenses	18,070	28,880
Deferred cost of goods sold	36,565	51,867
Prepaid expenses and other	220,324	186,688
Total current assets	2,821,079	2,827,835

Fixed assets, net	126,393	127,882
Right-of-use assets	124,859	—
Software development costs and licenses, net of current portion	633,597	603,436
Deferred cost of goods sold, net of current portion	525	1,028
Goodwill	391,404	381,717
Other intangibles, net	68,008	73,115
Deferred tax assets	108,979	134,732
Other assets	91,378	93,320
Total assets	$4,366,222	$4,243,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,379	$72,797
Accrued expenses and other current liabilities	1,038,748	1,035,695
Deferred revenue	826,085	843,302
Lease liabilities	21,794
Total current liabilities	1,942,006	1,951,794

Non-current deferred revenue	22,097	21,058
Non-current lease liabilities	125,128	—
Other long-term liabilities	190,664	229,633
Total liabilities	2,279,895	2,202,485

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 135,527 and 134,602 shares issued and 113,106 and 112,181 outstanding at June 30, 2019 and,March 31, 2019, respectively	1,355	1,346
Additional paid-in capital	2,025,626	2,019,369
Treasury stock, at cost; 22,421 common shares at June 30, 2019 and, March 31, 2019, respectively	(820,572)	(820,572)
Retained earnings	923,906	877,626
Accumulated other comprehensive loss	(43,988)	(37,189)
Total stockholders’ equity	2,086,327	2,040,580
Total liabilities and stockholders’ equity	$4,366,222	$4,243,065

 TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

	Three months ended June 30,
	2019	2018

Operating activities:
Net income	$46,280	$71,693
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization and impairment of software development costs and licenses	30,498	6,858
Depreciation	11,134	9,130
Amortization of intellectual property	5,560	6,861
Stock-based compensation	57,432	24,598
Other, net	1,321	(2,980)
Changes in assets and liabilities:
Accounts receivable	44,041	61,355
Inventory	4,029	3,692
Software development costs and licenses	(56,968)	(54,663)
Prepaid expenses and other current and other non-current assets	(131,121)	(21,464)
Deferred revenue	(15,871)	(95,075)
Deferred cost of goods sold	15,619	8,409
Accounts payable, accrued expenses and other liabilities	96,581	(29,597)
Net cash provided by (used in) operating activities	108,535	(11,183)

Investing activities:
Change in bank time deposits	133,303	(29,840)
Proceeds from available-for-sale securities	82,424	51,388
Purchases of available-for-sale securities	(28,248)	(44,108)
Purchases of fixed assets	(9,971)	(14,289)
Purchase of long-term investment	(2,000)	—
Business acquisitions	(8,715)	(3,149)
Net cash provided by (used in) investing activities	166,793	(39,998)

Financing activities:
Tax payment related to net share settlements on restricted stock awards	(52,118)	(58,403)
Repurchase of common stock	—	(153,500)
Net cash used in financing activities	(52,118)	(211,903)

Effects of foreign currency exchange rates on cash and cash equivalents	(3,201)	(9,103)

Net change in cash and cash equivalents and restricted cash	220,009	(272,187)
Cash and cash equivalents and restricted cash, beginning of year	1,391,986	1,246,371
Cash and cash equivalents and restricted cash, end of period	$1,611,995	$974,184

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Platform Mix

(in thousands)

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$330,479	61%	$221,411	57%
International	209,980	39%	166,571	43%
Total net revenue	$540,459	100%	$387,982	100%

Net bookings by geographic region
United States	$259,235	61%	$156,648	54%
International	163,005	39%	131,677	46%
Total net bookings	$422,240	100%	$288,325	100%

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$427,781	79%	$315,047	81%
Physical retail and other	112,678	21%	72,935	19%
Total net revenue	$540,459	100%	$387,982	100%

Net bookings by distribution channel
Digital online	$382,478	91%	$252,761	88%
Physical retail and other	39,762	9%	35,564	12%
Total net bookings	$422,240	100%	$288,325	100%

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
	Amount	% of Total	Amount	% of Total
Net revenue by platform mix
Console	$434,814	80%	$294,730	76%
PC and other	105,645	20%	93,252	24%
Total net revenue	$540,459	100%	$387,982	100%

Net bookings by platform mix
Console	$312,631	74%	$199,921	69%
PC and other	109,609	26%	88,404	31%
Total net bookings	$422,240	100%	$288,325	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended June 30, 2019	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing

As reported	$540,459	$108,441	$62,889	$47,635	$22,504	$91,821
Net effect from deferral and related cost of goods sold	(118,220)	(13,159)		(15,649)	(789)
Stock-based compensation		(30,798)				(6,476)
Amortization and impairment of acquired intangibles		(3,705)

Three Months Ended June 30, 2019	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net

As reported	$74,833	$68,963	$11,257	$386	$10,425
Net effect from deferral and related cost of goods sold					(494)
Stock-based compensation	(13,567)	(6,591)
Amortization and impairment of acquired intangibles		(1,560)	(123)
Impact of business reorganization				(386)
Acquisition related expenses	(326)

Three Months Ended June 30, 2018	Net revenue	Cost of goods sold- Software development costs and royalties	Cost of goods sold- Internal royalties	Cost of goods sold- Product costs	Cost of goods sold- Licenses	Selling and marketing

As reported	$387,982	$29,788	$53,167	$38,141	$10,269	$58,306
Net effect from deferral and related cost of goods sold	(99,657)	(9)		(8,405)
Stock-based compensation		(3,969)				(4,774)
Amortization and impairment of acquired intangibles		(5,072)
Acquisition related expenses

Three Months Ended June 30, 2018	General and administrative	Research and development	Depreciation and amortization	Business reorganization	Interest and other, net

As reported	$67,735	$50,712	$9,260	$(242)	$6,601
Net effect from deferral and related cost of goods sold					(595)
Stock-based compensation	(11,518)	(4,337)
Amortization and impairment of acquired intangibles		(1,659)	(130)
Non-cash amounts related to convertible notes					91
Impact of business reorganization				242
Acquisition related expenses	(194)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(in thousands)

	Three months ended June 30,
	2019	2018
Net cash from operating activities	$108,535	$(11,183)
Net change in Restricted cash (1)	(61,909)	(71,982)
Adjusted Operating Cash Flow	$46,626	$(83,165)

	FY 2020	FY 2019
Restricted cash beginning of period (4/1)	$565,461	$437,398
Restricted cash end of period (6/30)	627,370	509,380
(1) Net change in Restricted cash	$(61,909)	$(71,982)